Investors May Contact:

Keith R. Style

V.P.-Finance and Investor Relations

(212) 885-2530

investor@asburyauto.com

Reporters May Contact:

Stephanie Lowenthal

RF|Binder Partners

(212) 994-7619

Stephanie.Lowenthal@RFBinder.com

Asbury Automotive Group Reports Third Quarter Financial Results

EPS of $0.58 from Continuing Operations Up 7%

Announces Three Dealership Acquisitions Totaling $210 Million in Annual Revenue

New York, NY, October 30, 2007 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the third quarter and nine months ended September 30, 2007.

Income from continuing operations for the third quarter was $19.2 million, or $0.58 per diluted share, a 5% increase from $18.4 million, or $0.54 per diluted share, a year ago. Results for last year’s third quarter included $0.05 per diluted share in non-operating expenses.

For the first nine months of 2007, income from continuing operations was $42.8 million, or $1.27 per diluted share, compared with $51.6 million, or $1.52 per diluted share, in the corresponding period last year. Non-operating items reduced earnings per diluted share by $0.41 in the first nine months of 2007, and reduced earnings by $0.01 per diluted share in the corresponding period last year. Excluding these items, income from continuing operations for the first nine months of 2007 increased 9% to $56.5 million, or $1.68 per diluted share, from $51.9 million, or $1.53 per diluted share.

President and CEO Charles R. Oglesby said, “The soft retail vehicle environment presented a significant challenge for Asbury in the third quarter. The decline we experienced in used vehicles weighed heavily on our overall results, while the performance in the remaining three business lines remained relatively strong. In new vehicles we outperformed our local competition, gaining market share; in F&I we achieved high single-digit gains per vehicle retailed; and our fixed operations once again delivered record results.”

Mr. Oglesby continued, “Our results were further weighed down by continued weakness in the heavy truck market, with our new unit sales down 25%. We now expect that the turnaround in this market may be pushed out as far as the second quarter of 2008.”

J. Gordon Smith, Senior Vice President and CFO, said, “The third quarter was characterized by a weak July, followed by a relatively strong August, and culminating with a soft September. Adjusting our cost structure proved to be a challenge in this choppy retail environment, although 80 basis points, or nearly half, of the deterioration in our selling, general and administrative expenses as a percentage of gross profit was related to an abandoned real estate development project and legal settlement costs. We continued to make adjustments throughout the quarter in response to local market conditions, including reductions in our advertising plans and an in-depth review of our staffing to ensure our dealerships are correctly positioned heading into the slower selling season.”

Mr. Smith continued, “For the quarter, the effective tax rate was 32.3%, compared to 37.5% last year. The benefit in the tax rate was offset by several non-operating charges to SG&A expense during the quarter. We expect an effective tax rate of approximately 37.3% for the fourth quarter.”

During the third quarter, Asbury acquired a Honda dealership and a Dodge dealership in the Tampa market. In October, the Company acquired a BMW-Mini dealership in Princeton, New Jersey. “Collectively, these acquisitions total approximately $210 million in annualized revenues,” Mr. Oglesby said, “and represent exceptional growth opportunities for Asbury. For the year to date, we have now acquired dealerships with approximately $350 million in annualized revenues, substantially exceeding our target of $200 million per year.”

Additional financial information for the third quarter of 2007, as compared to last year’s third quarter, included:

•	Total revenue for the quarter of approximately $1.5 billion was down 1 percent from a year ago. Total gross profit was $228.3 million, up less than 1 percent.

•

New light vehicle retail revenue increased 1% (down 1% on a same-store basis) and new light vehicle unit sales decreased 1% (down 3% same-store). New light vehicle retail gross profit was up 3% (up 1% same-store). New heavy truck retail revenue decreased 27% and new heavy truck unit sales declined 25%. New heavy truck retail gross profit was down 28%.

•	Used vehicle retail revenue decreased 6% (down 7% same-store), and used unit sales decreased 9% (down 10% same-store). Used vehicle retail gross profit decreased 14% (down 16% same-store).

•	Parts, service and collision repair revenue increased 4% (2% same-store), and gross profit rose 6% (4% same-store).

•	Net finance and insurance (F&I) revenue increased 4% (2% same-store). F&I per vehicle retailed increased 9% to $989.

•

Selling, general and administrative (SG&A) expenses as a percentage of gross profit were 77.1%, compared with 75.9% a year ago. Adjusted for non-operating items, SG&A expenses a year ago were 75.5% of gross profit.

Under the current share repurchase program, the Company has repurchased approximately one million shares of Asbury common stock through October 30, 2007, with one million shares remaining available for repurchase under the current two million share repurchase program authorized in August 2007. This brings total repurchases of Asbury stock for the year to date to approximately 2.3 million shares.

On October 26, 2007, the Company announced that the board of directors has declared a quarterly cash dividend of $0.225 per share of the Company’s outstanding common stock payable on November 19, 2007, to stockholders of record as of the close of business on November 5, 2007.

The Company is reducing its guidance for 2007 diluted earnings per share from continuing operations to a range between $2.10 and $2.18, from $2.20 to $2.28 previously.

Asbury will host a conference call to discuss its third quarter results this afternoon at 2:00 p.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 877-718-5111 (domestic), or 719-325-4817 (international); no access code is necessary. Callers should dial in approximately 5-10 minutes before the call begins.

About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in New York City, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 93 retail auto stores, encompassing 124 franchises for the sale and servicing of 35 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, earnings projections, acquisition performance and guidance regarding the Company’s financial position, results of operations, market position, potential future acquisitions and business strategy. These statements are based on management’s current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company’s relationships with vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness, risks related to potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and the Company’s ability to execute certain operational strategies. There can be no guarantees that the Company’s plans for future operations will be successfully implemented or that they will prove to be commercially successful or that the Company will be able to continue paying dividends in the future at the current rate or at all. These and other risk factors are discussed in the Company’s annual report on Form 10-K/A and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[Tables Follow]

Asbury Automotive Group, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES:
New vehicle	$893,977	$901,783	$2,609,709	$2,618,109
Used vehicle	378,140	388,095	1,151,790	1,119,249
Parts, service and collision repair	176,707	170,246	527,168	509,476
Finance and insurance, net	42,210	40,590	124,470	118,446

Total revenues	1,491,034	1,500,714	4,413,137	4,365,280

COST OF SALES:
New vehicle	829,977	838,231	2,423,950	2,434,562
Used vehicle	348,391	351,941	1,051,375	1,016,381
Parts, service and collision repair	84,351	83,153	253,022	251,596

Total cost of sales	1,262,719	1,273,325	3,728,347	3,702,539

GROSS PROFIT	228,315	227,389	684,790	662,741

OPERATING EXPENSES:
Selling, general and administrative	176,067	172,568	526,078	505,317
Depreciation and amortization	5,385	5,056	16,061	15,104

Income from operations	46,863	49,765	142,651	142,320

OTHER INCOME (EXPENSE):
Floor plan interest expense	(10,618)	(10,123)	(33,024)	(30,067)
Other interest expense	(9,083)	(11,225)	(30,037)	(33,268)
Interest income	900	1,523	3,906	3,271
Loss on extinguishment of long-term debt	—	(914)	(18,523)	(914)
Other income, net	343	399	1,032	1,223

Total other expense, net	(18,458)	(20,340)	(76,646)	(59,755)

Income before income taxes	28,405	29,425	66,005	82,565

INCOME TAX EXPENSE	9,185	11,035	23,210	30,962

Income from continuing operations	19,220	18,390	42,795	51,603

DISCONTINUED OPERATIONS, net of tax	(210)	(1,211)	(2,793)	(2,867)

Net income	$19,010	$17,179	$40,002	$48,736

EARNINGS PER COMMON SHARE:
BASIC -
Continuing operations	$0.59	$0.55	$1.31	$1.56
Discontinued operations	—	(0.03)	(0.09)	(0.09)

Net income	$0.59	$0.52	$1.22	$1.47

DILUTED -
Continuing operations	$0.58	$0.54	$1.27	$1.52
Discontinued operations	(0.01)	(0.03)	(0.08)	(0.08)

Net income	$0.57	$0.51	$1.19	$1.44

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	32,450	33,258	32,754	33,087

Diluted	33,244	33,841	33,693	33,853

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	As Reported for the Three Months Ended September 30,				Increase (Decrease)	% Change
	2007		2006
RETAIL VEHICLES SOLD:
New retail units - light vehicles	26,262	61.5%	26,497	59.2%	(235)	(0.9)%
New retail units - heavy trucks	964	2.3%	1,288	2.9%	(324)	(25.2)%

Total new retail units	27,226	63.8%	27,785	62.1%	(559)	(2.0)%
Used retail units	15,454	36.2%	16,941	37.9%	(1,487)	(8.8)%

Total retail units	42,680	100.0%	44,726	100.0%	(2,046)	(4.6)%

NEW UNITS SOLD (INCLUDING FLEET)	29,361		29,676		(315)	(1.1)%

REVENUE:
New retail - light vehicles	$792,166	53.1%	$781,739	52.1%	$10,427	1.3%
New retail - heavy trucks	58,923	4.0%	81,035	5.4%	(22,112)	(27.3)%

Total new retail revenue	851,089	57.1%	862,774	57.5%	(11,685)	(1.4)%
Used retail	284,103	19.1%	300,752	20.0%	(16,649)	(5.5)%
Parts, service and collision repair	176,707	11.8%	170,246	11.4%	6,461	3.8%
Finance and insurance, net	42,210	2.8%	40,590	2.7%	1,620	4.0%

Total retail revenue	1,354,109		1,374,362		(20,253)	(1.5)%

Fleet	42,888	2.9%	39,009	2.6%	3,879	9.9%
Wholesale	94,037	6.3%	87,343	5.8%	6,694	7.7%

Total revenue	$1,491,034	100.0%	$1,500,714	100.0%	$(9,680)	(0.6)%

GROSS PROFIT:
New retail - light vehicles	$61,078	26.8%	$59,420	26.1%	$1,658	2.8%
New retail - heavy trucks	2,236	1.0%	3,124	1.4%	(888)	(28.4)%

Total new retail gross profit	63,314	27.8%	62,544	27.5%	770	1.2%
Used retail	31,237	13.7%	36,332	16.0%	(5,095)	(14.0)%
Parts, service and collision repair	92,356	40.4%	87,093	38.3%	5,263	6.0%
Finance and insurance, net	42,210	18.5%	40,590	17.9%	1,620	4.0%

Total retail gross profit	229,117		226,559		2,558	1.1%

Fleet	686	0.3%	1,008	0.4%	(322)	(31.9)%
Wholesale	(1,488)	(0.7)%	(178)	(0.1)%	(1,310)	(736.0)%

Total gross profit	$228,315	100.0%	$227,389	100.0%	$926	0.4%

Adjusted SG&A expenses	$176,067		$171,722		$4,345	2.5%

Adjusted SG&A expenses as a percentage of gross profit	77.1%		75.5%		1.6%	2.1%

REVENUE PER VEHICLE RETAILED:
New retail - light vehicles	$30,164		$29,503		$661	2.2%
New retail - heavy trucks	61,123		62,915		(1,792)	(2.8)%
Used retail	18,384		17,753		631	3.6%

GROSS PROFIT PER VEHICLE RETAILED:
New retail - light vehicles	$2,326		$2,243		$83	3.7%
New retail - heavy trucks	2,320		2,425		(105)	(4.3)%
Used retail	2,021		2,145		(124)	(5.8)%
Finance and insurance, net	989		908		81	8.9%

GROSS PROFIT MARGIN:
New retail - light vehicles	7.7%		7.6%		0.1%	1.3%
New retail - heavy trucks	3.8%		3.9%		(0.1)%	(2.6)%
Used retail	11.0%		12.1%		(1.1)%	(9.1)%
Parts, service and collision repair	52.3%		51.2%		1.1%	2.1%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	Same Store for the Three Months Ended September 30,				Increase (Decrease)	% Change
	2007		2006
RETAIL VEHICLES SOLD:
New retail units—light vehicles	25,750	61.4%	26,497	59.2%	(747)	(2.8)%
New retail units—heavy trucks	964	2.4%	1,288	2.9%	(324)	(25.2)%

Total new retail units	26,714	63.8%	27,785	62.1%	(1,071)	(3.9)%
Used retail units	15,172	36.2%	16,941	37.9%	(1,769)	(10.4)%

Total retail units	41,886	100.0%	44,726	100.0%	(2,840)	(6.3)%

NEW UNITS SOLD (INCLUDING FLEET)	28,849		29,676		(827)	(2.8)%

REVENUE:
New retail—light vehicles	$776,000	53.1%	$781,739	52.1%	$(5,739)	(0.7)%
New retail—heavy trucks	58,923	4.0%	81,035	5.4%	(22,112)	(27.3)%

Total new retail revenue	834,923	57.1%	862,774	57.5%	(27,851)	(3.2)%
Used retail	278,514	19.1%	300,752	20.0%	(22,238)	(7.4)%
Parts, service and collision repair	173,475	11.9%	170,246	11.4%	3,229	1.9%
Finance and insurance, net	41,543	2.8%	40,590	2.7%	953	2.3%

Total retail revenue	1,328,455		1,374,362		(45,907)	(3.3)%

Fleet	42,888	2.9%	39,009	2.6%	3,879	9.9%
Wholesale	91,010	6.2%	87,343	5.8%	3,667	4.2%

Total revenue	$1,462,353	100.0%	$1,500,714	100.0%	$(38,361)	(2.6)%

GROSS PROFIT:
New retail—light vehicles	$59,787	26.7%	$59,420	26.1%	$367	0.6%
New retail—heavy trucks	2,236	1.0%	3,124	1.4%	(888)	(28.4)%

Total new retail gross profit	62,023	27.7%	62,544	27.5%	(521)	(0.8)%
Used retail	30,660	13.7%	36,332	16.0%	(5,672)	(15.6)%
Parts, service and collision repair	90,567	40.4%	87,093	38.3%	3,474	4.0%
Finance and insurance, net	41,543	18.5%	40,590	17.9%	953	2.3%

Total retail gross profit	224,793		226,559		(1,766)	(0.8)%

Fleet	686	0.3%	1,008	0.4%	(322)	(31.9)%
Wholesale	(1,425)	(0.6)%	(178)	(0.1)%	(1,247)	(700.6)%

Total gross profit	$224,054	100.0%	$227,389	100.0%	$(3,335)	(1.5)%

Adjusted SG&A expenses	$172,301		$171,722		$579	0.3%

Adjusted SG&A expenses as a percentage of gross profit	76.9%		75.5%		1.4%	1.9%

REVENUE PER VEHICLE RETAILED:
New retail—light vehicles	$30,136		$29,503		$633	2.1%
New retail—heavy trucks	61,123		62,915		(1,792)	(2.8)%
Used retail	18,357		17,753		604	3.4%

GROSS PROFIT PER VEHICLE RETAILED:
New retail—light vehicles	$2,322		$2,243		$79	3.5%
New retail—heavy trucks	2,320		2,425		(105)	(4.3)%
Used retail	2,021		2,145		(124)	(5.8)%
Finance and insurance, net	992		908		84	9.3%

GROSS PROFIT MARGIN:
New retail—light vehicles	7.7%		7.6%		0.1%	1.3%
New retail—heavy trucks	3.8%		3.9%		(0.1)%	(2.6)%
Used retail	11.0%		12.1%		(1.1)%	(9.1)%
Parts, service and collision repair	52.2%		51.2%		1.0%	2.0%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	As Reported for the Nine Months Ended September 30,				Increase (Decrease)	% Change
	2007		2006
RETAIL VEHICLES SOLD:
New retail units—light vehicles	75,740	59.6%	75,628	59.1%	112	0.1%
New retail units—heavy trucks	2,956	2.3%	4,062	3.2%	(1,106)	(27.2)%

Total new retail units	78,696	61.9%	79,690	62.3%	(994)	(1.2)%
Used retail units	48,480	38.1%	48,356	37.7%	124	0.3%

Total retail units	127,176	100.0%	128,046	100.0%	(870)	(0.7)%

NEW UNITS SOLD (INCLUDING FLEET)	85,503		85,874		(371)	(0.4)%

REVENUE:
New retail—light vehicles	$2,295,505	52.0%	$2,251,286	51.6%	$44,219	2.0%
New retail—heavy trucks	174,623	4.0%	247,915	5.7%	(73,292)	(29.6)%

Total new retail revenue	2,470,128	56.0%	2,499,201	57.3%	(29,073)	(1.2)%
Used retail	881,458	20.0%	859,515	19.7%	21,943	2.6%
Parts, service and collision repair	527,168	11.9%	509,476	11.7%	17,692	3.5%
Finance and insurance, net	124,470	2.8%	118,446	2.7%	6,024	5.1%

Total retail revenue	4,003,224		3,986,638		16,586	0.4%

Fleet	139,581	3.2%	118,908	2.7%	20,673	17.4%
Wholesale	270,332	6.1%	259,734	5.9%	10,598	4.1%

Total revenue	$4,413,137	100.0%	$4,365,280	100.0%	$47,857	1.1%

GROSS PROFIT:
New retail—light vehicles	$175,143	25.6%	$170,787	25.8%	$4,356	2.6%
New retail—heavy trucks	8,017	1.2%	9,670	1.5%	(1,653)	(17.1)%

Total new retail gross profit	183,160	26.8%	180,457	27.3%	2,703	1.5%
Used retail	101,591	14.8%	103,892	15.7%	(2,301)	(2.2)%
Parts, service and collision repair	274,146	40.0%	257,880	38.9%	16,266	6.3%
Finance and insurance, net	124,470	18.2%	118,446	17.9%	6,024	5.1%

Total retail gross profit	683,367		660,675		22,692	3.4%
Fleet	2,599	0.4%	3,090	0.5%	(491)	(15.9)%
Wholesale	(1,176)	(0.2)%	(1,024)	(0.3)%	(152)	(14.8)%

Total gross profit	$684,790	100.0%	$662,741	100.0%	$22,049	3.3%

Adjusted gross profit	$684,790		$659,341		$25,449	3.9%

Adjusted SG&A expenses	$522,858		$502,813		$20,045	4.0%

Adjusted SG&A expenses as a percentage of gross profit	76.4%		76.3%		0.1%	0.1%

REVENUE PER VEHICLE RETAILED:
New retail—light vehicles	$30,308		$29,768		$540	1.8%
New retail—heavy trucks	59,074		61,033		(1,959)	(3.2)%
Used retail	18,182		17,775		407	2.3%

GROSS PROFIT PER VEHICLE RETAILED:
New retail—light vehicles	$2,312		$2,258		$54	2.4%
New retail—heavy trucks	2,712		2,381		331	13.9%
Used retail	2,096		2,148		(52)	(2.4)%
Finance and insurance, net	979		925		54	5.8%
Dealership generated finance and insurance, net	979		885		94	10.6%

GROSS PROFIT MARGIN:
New retail—light vehicles	7.6%		7.6%		—	—
New retail—heavy trucks	4.6%		3.9%		0.7%	17.9%
Used retail	11.5%		12.1%		(0.6)%	(5.0)%
Parts, service and collision repair	52.0%		50.6%		1.4%	2.8%

Asbury Automotive Group, Inc.

Selected Data

(Dollars in thousands, except per vehicle data)

(Unaudited)

	Same Store for the Nine Months Ended September 30,				Increase (Decrease)	% Change
	2007		2006
RETAIL VEHICLES SOLD:
New retail units—light vehicles	74,830	59.5%	75,628	59.1%	(798)	(1.1)%
New retail units—heavy trucks	2,956	2.4%	4,062	3.2%	(1,106)	(27.2)%

Total new retail units	77,786	61.9%	79,690	62.3%	(1,904)	(2.4)%
Used retail units	47,886	38.1%	48,356	37.7%	(470)	(1.0)%

Total retail units	125,672	100.0%	128,046	100.0%	(2,374)	(1.9)%

NEW UNITS SOLD (INCLUDING FLEET)	84,593		85,874		(1,281)	(1.5)%

REVENUE:
New retail—light vehicles	$2,267,265	52.0%	$2,251,286	51.6%	$15,979	0.7%
New retail—heavy trucks	174,623	4.0%	247,915	5.7%	(73,292)	(29.6)%

Total new retail revenue	2,441,888	56.0%	2,499,201	57.3%	(57,313)	(2.3)%
Used retail	870,647	19.9%	859,515	19.7%	11,132	1.3%
Parts, service and collision repair	521,571	12.0%	509,476	11.7%	12,095	2.4%
Finance and insurance, net	123,245	2.8%	118,446	2.7%	4,799	4.1%

Total retail revenue	3,957,351		3,986,638		(29,287)	(0.7)%

Fleet	139,581	3.2%	118,908	2.7%	20,673	17.4%
Wholesale	265,758	6.1%	259,734	5.9%	6,024	2.3%

Total revenue	$4,362,690	100.0%	$4,365,280	100.0%	$(2,590)	(0.1)%

GROSS PROFIT:
New retail—light vehicles	$172,962	25.5%	$170,787	25.8%	$2,175	1.3%
New retail—heavy trucks	8,017	1.2%	9,670	1.5%	(1,653)	(17.1)%

Total new retail gross profit	180,979	26.7%	180,457	27.3%	522	0.3%
Used retail	100,431	14.9%	103,892	15.7%	(3,461)	(3.3)%
Parts, service and collision repair	270,943	40.0%	257,880	38.9%	13,063	5.1%
Finance and insurance, net	123,245	18.2%	118,446	17.9%	4,799	4.1%

Total retail gross profit	675,598		660,675		14,923	2.3%

Fleet	2,599	0.4%	3,090	0.5%	(491)	(15.9)%
Wholesale	(1,148)	(0.2)%	(1,024)	(0.3)%	(124)	(12.1)%

Total gross profit	$677,049	100.0%	$662,741	100.0%	$14,308	2.2%

Adjusted gross profit	$677,049		$659,341		$17,708	2.7%

Adjusted SG&A expenses	$516,181		$502,813		$13,368	2.7%

Adjusted SG&A expenses as a percentage of gross profit	76.2%		76.3%		(0.1)%	(0.1)%

REVENUE PER VEHICLE RETAILED:
New retail—light vehicles	$30,299		$29,768		$531	1.8%
New retail—heavy trucks	59,074		61,033		(1,959)	(3.2)%
Used retail	18,182		17,775		407	2.3%

GROSS PROFIT PER VEHICLE RETAILED:
New retail—light vehicles	$2,311		$2,258		$53	2.3%
New retail—heavy trucks	2,712		2,381		331	13.9%
Used retail	2,097		2,148		(51)	(2.4)%
Finance and insurance, net	981		925		56	6.1%
Dealership generated finance and insurance, net	981		885		96	10.8%

GROSS PROFIT MARGIN:
New retail—light vehicles	7.6%		7.6%		—	—
New retail—heavy trucks	4.6%		3.9%		0.7%	17.9%
Used retail	11.5%		12.1%		(0.6)%	(5.0)%
Parts, service and collision repair	51.9%		50.6%		1.3%	2.6%

Asbury Automotive Group, Inc.

Selected Data

(In thousands)

(Unaudited)

	As of September 30, 2007	As of December 31, 2006

BALANCE SHEET HIGHLIGHTS:
Cash and cash equivalents	$40,794	$129,170
Inventories	745,428	775,313
Total current assets	1,138,020	1,293,064
Floor plan notes payable	617,187	700,777
Total current liabilities	776,251	881,055

CAPITALIZATION:
Long-term debt (including current portion)	$491,672	$477,154
Stockholders’ equity	587,186	611,833

Total	$1,078,858	$1,088,987

ASBURY AUTOMOTIVE GROUP, INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Our operations during the nine months ended September 30, 2007 were impacted by (i) expenses associated with the secondary stock offerings of our former private equity owners, (ii) the retirement benefit paid to our former Chief Executive Officer and (iii) the losses associated with the extinguishment of certain of our senior subordinated notes. Our operations during nine months ended September 30, 2006 were impacted by (i) our decision to abandon certain strategic projects, (ii) expenses associated with the secondary stock offerings of our former private equity owners, (iii) the losses associated with the extinguishment of certain of our senior subordinated notes, and (iv) the one-time gain recognized on the sale of a pool of extended warranty contracts. We believe that excluding these items provides a more accurate measure of our operations for the nine months ended September 30, 2007 and 2006.

	As Reported for the Three Months Ended September 30,		Increase (Decrease)	% Change
	2007	2006
SG&A expenses	$176,067	$172,568	$3,499	2.0%
Secondary stock offering expenses	—	(846)

Adjusted SG&A expenses	$176,067	$171,722	$4,345	3.0%

Gross profit	$228,315	$227,389	$926	—%

Adjusted SG&A expenses as a percentage of gross profit	77.1%	75.5%	1.6%	2.1%

	Same Store for the Three Months Ended September 30,		Increase (Decrease)	% Change
	2007	2006
SG&A expenses	$172,301	$172,568	$(267)	—%
Secondary stock offering expenses	—	(846)

Adjusted SG&A expenses	$172,301	$171,722	$579	—%

Gross profit	$224,054	$227,389	$(3,335)	(1.0)%

Adjusted SG&A expenses as a percentage of gross profit	76.9%	75.5%	1.4%	1.9%

	As Reported for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2007	2006
SG&A expenses	$526,078	$505,317	$20,761	4.0%
Secondary stock offering expenses	(270)	(846)
Abandoned strategic project expenses	—	(1,658)
Retirement benefits expense	(2,950)	—

Adjusted SG&A expenses	$522,858	$502,813	$20,045	4.0%

Gross profit	$684,790	$662,741
Corporate generated F&I gain	—	(3,400)

Adjusted gross profit	$684,790	$659,341	$25,449	4.0%

Adjusted SG&A expenses as a percentage of adjusted gross profit	76.4%	76.3%	0.1%	0.1%

	Same Store for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2007	2006
SG&A expenses	$519,401	$505,317	$14,084	3.0%
Secondary stock offering expenses	(270)	(846)
Abandoned strategic project expenses	—	(1,658)
Retirement benefits expense	(2,950)	—

Adjusted SG&A expenses	$516,181	$502,813	$13,368	3.0%

Gross profit	$677,049	$662,741
Corporate generated F&I gain	—	(3,400)

Adjusted gross profit	$677,049	$659,341	$17,708	3.0%

Adjusted SG&A expenses as a percentage of adjusted gross profit	76.2%	76.3%	(0.1)%	(0.1)%

	As Reported for the Three Months Ended September 30,		Increase (Decrease)
	2007	2006		% Change
Net income	$19,010	$17,179	$1,831	11%
Discontinued operations, net of tax	210	1,211

Income from continuing operations	19,220	18,390	830	5%

Loss on extinguishment of long-term debt, net of tax	—	571
Secondary stock offering expenses	—	846

Adjusted income from continuing operations	$19,220	$19,807	$(587)	(3)%

Net income	$0.57	$0.51	$0.06	12%
Discontinued operations, net of tax	0.01	0.03

Income from continuing operations	0.58	0.54	0.04	7%

Loss on extinguishment of long-term debt, net of tax	—	0.02
Secondary stock offering expenses	—	0.03

Adjusted income from continuing operations	$0.58	$0.59	$(0.01)	(2)%

Weighted average common shares outstanding (diluted):	33,244	33,841

	As Reported for the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2007	2006
Net income	$40,002	$48,736	$(8,734)	(18)%
Discontinued operations, net of tax	2,793	2,867

Income from continuing operations	42,795	51,603	(8,808)	(17)%

Corporate generated F&I gain, net of tax	—	(2,125)
Loss on extinguishment of long-term debt, net of tax	11,614	571
Abandoned strategic project expense, net of tax	—	1,036
Secondary stock offering expenses	270	846
Retirement benefits expense, net of tax	1,850	—

Adjusted income from continuing operations	$56,529	$51,931	$4,598	9%

Net income	$1.19	$1.44	$(0.25)	(17)%
Discontinued operations, net of tax	0.08	0.08

Income from continuing operations	1.27	1.52	(0.25)	(16)%

Corporate generated F&I gain, net of tax	—	(0.06)
Loss on extinguishment of long-term debt, net of tax	0.35	0.02
Abandoned strategic project expense, net of tax	—	0.03
Secondary stock offering expenses	0.01	0.02
Retirement benefits expense, net of tax	0.05	—

Adjusted income from continuing operations	$1.68	$1.53	$0.15	10%

Weighted average common shares outstanding (diluted):	33,693	33,853

Asbury Automotive Group, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

(In thousands, except vehicle and per vehicle date)

(Unaudited)

We evaluate finance and insurance gross profit performance on a per vehicle retailed (“PVR”) basis by dividing total finance and insurance gross profit by the number of retail vehicles sold. During 2003, we renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income in 2006 that was not attributable to retail vehicles sold during 2006 (referred to as “corporated generated finance and insurance gross profit”). During the second quarter of 2006, we decided to sell our remaining interest in the pool of extended service contracts which had been the sources of our corporate generated finance and insurance gross profit, which resulted in the recognition of a $3.4 million gain on the sale (“corporate generated finance and insurance gain”). We believe that dealership generated finance and insurance PVR, which excludes the additional amounts derived from contracts negotiated by our corporate office, provides a more accurate measure of our finance and insurance operating performance. The following table reconciles finance and insurance gross profit to dealership generated finance and insurance gross profit, and provides the necessary components to calculate dealership generated finance and insurance gross profit PVR.

	As Reported for the Nine Months Ended September 30,		Same Store for the Nine Months Ended September 30,
	2007	2006	2007	2006
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT TO DEALERSHIP GENERATED FINANCE AND INSURANCE GROSS PROFIT:
Finance and insurance, net	$124,470	$118,446	$123,245	$118,446
Less: corporate generated finance and insurance	—	(1,685)	—	(1,685)
Less: corporate generated finance and insurance gain	—	(3,400)	—	(3,400)

Dealership generated finance and insurance, net	$124,470	$113,361	$123,245	$113,361

RETAIL VEHICLES SOLD:
New retail units	78,696	79,690	77,786	79,690
Used retail units	48,480	48,356	47,886	48,356

Total retail units	127,176	128,046	125,672	128,046

Finance and insurance PVR, net	$979	$925	$981	$925

Dealership generated finance and insurance PVR, net	$979	$885	$981	$885